EXHIBIT 10-73

PROJECT LOAN AGREEMENT

Dated as of December 26, 2007

Between

ACADIA ATLANTIC AVENUE LLC,

as Borrower

and

BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
as Lender

MERS MIN: 8000101-0000007166-1

TABLE OF CONTENTS

Article I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1
Section 1.1	Definitions	1
Section 1.2	Principles of Construction	5

Article II. GENERAL TERMS		6
Section 2.1	Loan Commitment; Disbursement to Borrower	6
Section 2.2	Interest Rate	9
Section 2.3	Loan Payment	10
Section 2.4	Prepayments	11
Section 2.5	Defeasance	13
Section 2.6	Release of Property	15
Section 2.7	Clearing Account/Cash Management	16
Section 2.8	Intentionally Omitted	16
Section 2.9	Payments Not Conditional	16
Section 2.10	Initial Advance	16
Section 2.11	Project Loan Advances	18
Section 2.12	Final Advance	21
Section 2.13	No Reliance	24
Section 2.14	Method of Disbursement of Loan Proceeds	24
Section 2.15	Interest Advances	26

Article III. CONDITIONS PRECEDENT		27
Section 3.1	Conditions Precedent to Closing	27

Article IV. REPRESENTATIONS AND WARRANTIES		27
Section 4.1	Borrower Representations	27
Section 4.2	Survival of Representations	27

Article V. BORROWER COVENANTS		27
Section 5.1	Affirmative Covenants	27
Section 5.2	Negative Covenants	27

Article VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS		27
Section 6.1	Insurance	27
Section 6.2	Casualty and Condemnation	28
Section 6.3	Application of Net Proceeds	28

Article VII. RESERVE FUNDS		28
Section 7.1	Reserve Funds	28
Section 7.2	Other Loan Documents	28
Section 7.3	Reserve Funds, Generally	26

Article VIII. DEFAULTS		29
Section 8.1	Event of Default	29

2

PROJECT LOAN AGREEMENT

THIS PROJECT LOAN AGREEMENT, dated as of December 26, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement” or sometimes, this “Project Loan Agreement”), is made by and between BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”) and ACADIA ATLANTIC AVENUE LLC, a Delaware limited liability company, having its principal place of business c/o Acadia Realty Trust, 1311 Mamaroneck Avenue - Suite 260, White Plains, New York 10605  (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Project Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Project Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1                      Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent, all capitalized terms used herein but not otherwise defined shall have their respective meanings set forth in the Building Loan Agreement and:

“Advance” or “Advances” shall mean any disbursement of the proceeds of the Project Loan by Lender pursuant to the terms of this Agreement.

“Agreement” shall mean this Project Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Building Loan” shall mean the loan made by Lender to Borrower pursuant to the Building Loan Agreement in the principal amount of up to the Building Loan Amount.

“Building Loan Agreement” shall mean that certain Building Loan Agreement dated as of the date hereof between Borrower and Lender as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Building Loan Amount” shall have the meaning set forth in the Building Loan Agreement.

“Building Loan Assignment of Leases” shall have the meaning set forth in the Building Loan Agreement.

 “Building Loan Documents” shall have the meaning set forth in the Building Loan Agreement.

“Building Loan Earn Out Advance” shall have the meaning set forth in Section 2.12.2 hereof.

“Building Loan Mortgage” shall have the meaning set forth in the Building Loan Agreement.

“Building Loan Note” shall have the meaning set forth in the Building Loan Agreement.

“Contingency Excess” shall have the meaning set forth in Section 2.1.7(b) hereof.

“Debt” shall mean the outstanding principal amount of the Project Loan set forth in, and evidenced by, this Agreement, the Project Loan Note and the other Project Loan Documents, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Project Loan under the Project Loan Note, this Agreement, the Project Loan Mortgage or any other Project Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the aggregate scheduled principal and interest payments due under this Agreement and the Project Loan Note.

“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a) hereof.

“Earn Out Advances” shall have the meaning set forth in Section 2.12.2 hereof.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Final Advance” shall have the meaning set forth in Section 2.12.1 hereof.

“Final Building Loan Advance” shall mean the Final Advance as defined in Section 2.12.1 of the Building Loan Agreement.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(a) hereof.

“Initial Advance” shall have the meaning set forth in Section 2.10 hereof.

“Initial Advance Conditions” shall have the meaning set forth in Section 2.10 hereof.

“Interest Period” shall mean:  (a)  the period commencing on the Closing Date and  ending on the last day of the month in which the Closing Date occurs, both dates inclusive; and (b) the period commencing on and including the first day of each calendar month thereafter during the term of Loan and ending and including the last day of such calendar month.

“Interest Rate” shall mean seven and one hundred forty-four one-thousandths percent (7.144%), provided, however, in the event that on or before January 1, 2011, the Property shall have achieved a Debt Service Coverage Ratio as determined by Lender of 1.15 to 1.0 using a debt service constant of 7.50%, and Borrower delivers to Lender a MAI appraisal performed, at Borrower’s sole cost and expense, by an appraiser approved by Lender and dated, or updated, to a date within 30 days of such date made in compliance with FIRREA and reasonably satisfactory to Lender in all respects; the appraisal value shall be subject to review and confirmation and updating as to valuation by Lender’s internal appraisal staff, whose decision shall be final absent manifest error showing that loan-to-value ratio for the Property is no greater than 75% assuming a fully advanced Loan, Lender shall, upon Borrower's written request, reduce the Interest Rate to a per annum rate equal to five and seven hundred ninety-four one-thousandths percent (5.794%), commencing on the first Payment Date after Borrower's request.  Any reduction in the Interest Rate as set forth above shall be effective commencing on the first Payment Date after Borrower's request for such reduction and satisfaction of the conditions set forth above and no reduction in the Interest Rate shall be retroactive.  In the event that Borrower fails to satisfy the conditions for a reduction of the Interest Rate within the time periods set forth above, time being of the essence, Borrower shall have no further right to obtain a reduction in the Interest Rate.  Notwithstanding anything to the contrary contained herein, Lender shall have the right, in its sole discretion, at any time after the expiration of the Construction Term and prior to a Securitization of the Loan, to increase the Interest Rate by up to two-tenths of one percent (0.20%).

“Interest Reserve Line Item” shall mean the interest reserve Line Item of the Project Loan Budget.

 “Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Loan” shall mean collectively, the Building Loan and the Project Loan.

“Loan Agreement” shall mean collectively, this Project Loan Agreement and the Building Loan Agreement.

“Loan Documents” shall mean collectively, the Building Loan Documents and the Project Loan Documents, the Environmental Indemnity, the Guaranty of Completion, the Guaranty of Recourse Carveouts, the Cash Management Agreement, the Clearing Account Agreement, the Assignment of Contracts, the Administration Fee Agreement, the Rate Lock Agreement and all other documents executed and/or delivered in connection with the Loan.

“Maturity Date” shall mean January 1, 2020 or such earlier date on which the final payment of principal of the Project Loan Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“MERS” shall have the meaning set forth in Section 10.25 hereof.

“Monthly Debt Service Payment Amount” shall mean (a) an amount equal to interest only on the outstanding principal balance of the Building Loan, calculated in accordance with Section 2.2 hereof, for each Payment Date commencing with the Payment Date occurring in February, 2008 through and including the Payment Date occurring in January, 2015, and (b) a constant monthly payment of $33,215.06 commencing with the Payment Date occurring in February, 2015 and on each Payment Date thereafter, provided, however, that in the event that the Interest Rate is modified in accordance with the provisions of the definition of “Interest Rate,” the Monthly Debt Service Payment Amount shall be adjusted by Lender based upon the modified Interest Rate and a thirty (30) year amortization schedule, Lender's determination of the Monthly Debt Service Payment Amount being binding absent manifest error.

“Open Period Date” shall have the meaning set forth in Section 2.4.1 hereof.

“Other Debt” shall mean the “Debt” as defined in both the Building Loan Agreement and the Mezzanine Loan Documents, if applicable.

“Other Obligations” shall have the meaning as set forth in the Mortgage.

“Payment Date” shall mean February 1, 2008, and the 1st day of every month thereafter during the term of the Loan until and including the Maturity Date or, if such day is not a Business Day, the immediately preceding Business Day.

“Prepayment Date” shall have the meaning set forth in Section 2.4.4 hereof.

“Project Loan” shall mean the loan being made by Lender to Borrower pursuant to this Project Loan Agreement in the principal amount of up to the Project Loan Amount.

“Project Loan Amount” shall mean Four Million, Nine Hundred Twenty Thousand, Seven Hundred Thirty-Nine and 67/100 Dollars ($4,920,739.67).

“Project Loan Assignment of Leases” shall mean that certain Project Loan Assignment of Leases and Rents, dated the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Project Loan Documents” shall mean, collectively, this Agreement, the Project Loan Note, the Project Loan Mortgage, the Project Loan Assignment of Lease as well as all other documents not or hereafter executed and/or delivered with respect to the Project Loan.

“Project Loan Earn Out Advance” shall have the meaning set forth in Section 2.12.2 hereof.

“Project Loan Mortgage” shall mean that certain Project Loan Mortgage and Security Agreement dated the date hereof, executed and delivered by Borrower to Lender as security for the Project Loan and encumbering the Property, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Project Loan Note” shall mean that certain Project Loan Promissory Note, dated the date hereof, in the principal amount of up to the Project Loan Amount made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Required Equity Funds” shall have the meaning set forth in Section 2.11.13.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.5.1(b) hereof.

“Security Agreement” shall have the meaning set forth in Section 2.5.1(a)(v) hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c). hereof.

“Shortfall” shall have the meaning set forth in Section 2.1.10 hereof.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3 hereof.

“Unsatisfied Initial Advance Conditions” shall have the meaning set forth in Section 2.1.20.

Section 1.2                      Principles of Construction.

(a)           All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor).  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(b)           With respect to any cross-reference to the Building Loan Documents or the Project Loan Documents or any combination thereof, as the case may be, for terms defined therein or provisions set forth therein or Schedules or Exhibits thereto, such cross-references shall be to referenced defined terms or provisions or Schedules or Exhibits, as the case may be, as the same are set forth in the Building Loan Documents or the Project Loan Documents or any combination thereof, as the case may be, as of the date hereof, and as the same may be amended, modified, supplemented, extended, replaced or restated or any combination thereof from time to time, and shall survive the repayment or satisfaction of the Building Loan or the Project Loan as the case may be, or the termination of the Building Loan Agreement or this Agreement or any combination thereof, as the case may be, for so long as the Project Loan remains outstanding.

ARTICLE II.

GENERAL TERMS

Section 2.1                      Loan Commitment; Disbursement to Borrower.

2.1.1             Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept Advances in respect of the Project Loan as more particularly set forth in Section 2.10.

2.1.2             No Reborrowings. Any amount borrowed and repaid hereunder in respect of the Building Loan may not be reborrowed.

2.1.3             The Note, Mortgage and Loan Documents. The Project Loan shall be evidenced by the Project Loan Note and secured by the Project Loan Mortgage, the Project Loan Assignment of Leases and the other Project Loan Documents.

2.1.4             Use of Proceeds. Borrower hereby agrees that Borrower shall use the proceeds of the Project Loan to pay or reimburse itself for Project-Loan  Costs actually incurred in connection with the construction of the Project Improvements if and to the extent that such Project-Loan Costs are reflected in the Project Loan Budget, subject to reallocation pursuant to Sections 2.1.6 and 2.1.7 hereof, and 5.1.33  of the Building Loan Agreement (or other reallocations approved by Lender in its sole discretion).

2.1.5             Advances. The Project Loan Budget shall reflect, by category and line item, the purposes and amounts for which funds to be advanced by Lender under this Agreement are to be used.  Lender shall not be required to Advance funds hereunder for any category or line item of Project Loan Costs in excess of the amount specified for such line item or category in the Project Loan Budget, subject to Sections 2.1.6 and 2.1.7 hereof and 5.1.33 of the Building Loan  Agreement (or other reallocations approved by Lender in its sole discretion).  No Advances shall be made to pay for Affiliate Fees.

2.1.6             Cost Overruns. If Borrower becomes aware of any change in actual or projected Project Loan Costs which will increase any one or more category or line item of costs reflected in the Project Loan Budget, Borrower shall immediately notify Lender in writing and promptly submit to Lender for its approval a revised Project Loan Budget.  Any reallocation of any category or line items in the Project Loan Budget in connection with cost overruns shall be subject to Lender’s approval in Lender’s sole discretion except as set forth in Sections 2.1.7  hereof and 5.1.33 of the Building Loan Agreement, provided, however, under no circumstances shall Borrower be permitted, or Lender obligated to approve, the reallocation of line items from the Building Loan Budget to the Project Loan Budget.  Lender shall have no obligation to make any further Advances unless and until the revised Project Loan Budget so submitted by Borrower is approved by Lender and Borrower has satisfied its obligations with respect to any resulting Shortfall under Section 2.1.10. Lender reserves the right to approve or disapprove any revised Project Loan Budget in its sole and absolute discretion (except with respect to reallocations in accordance with Sections 2.1.7 and 5.1.33).

2.1.7             Contingency Reserve.

(a)           Following the satisfaction of the Initial Advance Conditions, and subject to the prior approval of Lender in its sole discretion, Borrower may revise the Project Loan Budget to move amounts available under any Line Item that are designated to “Contingency” to other Line Items in the Project Loan Budget.  In no event may the Contingency Line Item of the Building Loan Budget be reallocated to any Line Item in the Project Loan Budget.  Provided no Event of Default exists and with Lender’s consent (which shall not be unreasonably withheld), after Completion of the Improvements, Borrower may draw amounts available under the Contingency Line Item of the Project Loan Budget to fund Shortfalls in monthly interest due, which amounts shall be deposited in the Interest Reserve.  Such drawing shall be in addition to any Interest Reserve Line Item advanced under the Project Loan pursuant to Section 2.14.10 hereof.

(b)           Following the occurrence of Final Completion, Lender shall reasonably cooperate with Borrower to amend the Project Loan Budget, Building Loan Budget, Project Loan Documents and Building Loan Documents such that: (x) the Building Loan Budget is amended to remove the amounts then available under the Building Loan Budget either in the contingency Line Item or as cost savings from other Line Items (the “Contingency Excess”) and the Building Loan Amount is reduced by the Contingency Excess; and (y) the contingency line item of the Project Loan Budget and the Project Loan Amount are increased by the Contingency Excess. Borrower and Lender shall execute and deliver such documents, certificates and instruments as may be reasonably required to effect the above described re-allocation, including, without limitation, the filing of an amended Section 22 Affidavit and the modification of the Project Loan Documents and Building Loan Documents to reflect the respective changes in the Project Loan Amount and the Building Loan Amount and Borrower shall obtain such other evidence as Lender may reasonably request to confirm that none of the foregoing shall adversely impact the validity or priority of its security interests in the Property or otherwise adversely impact its rights and remedies under the Loan Documents including, without limitation, appropriate endorsements to the title insurance policy.  Borrower shall pay any and all title insurance, recording and other charges and all reasonable costs and expenses (including legal fees) incurred by Lender in connection with the foregoing.

2.1.8             Intentionally Omitted.

2.1.9             Amount of Advances. In no event shall any Advance exceed the full amount of Project Loan Costs theretofore paid or to be paid with the proceeds of such Advance plus any Project Loan Costs incurred by Borrower through the date of the Draw Request for such Advance minus (i) the applicable Retainage for each Contract and Subcontract, and (ii) the aggregate amount of any Advances previously made by Lender.  It is further understood that the Retainage described above is intended to provide a contingency fund protecting Lender against failure of Borrower or Guarantor to fulfill any obligations under the Loan Documents, and that Lender may charge amounts to pay for Project Loan Costs against such Retainage in the event Lender is required or elects to expend funds to cure any Default or Event of Default, in either instance, in accordance with the terms of this Agreement.  No Advance of the Loan by Lender shall be deemed to be an approval or acceptance by the Lender of any work performed thereon or the materials furnished with respect thereto.

2.1.10             Loan-In-Balance. As used herein, a “Shortfall” shall mean, as to any Line Item in the Development Budget as of any date,  the amount determined by Lender,  in Lender’s sole but reasonable judgment,  by which (A) the cost of completing or satisfying such Line Item,  exceeds (B) the remaining undisbursed portion of the Loan allocated to such Line Item in the Development Budget plus any sums deposited with Lender pursuant to this Section 2.1.10 to pay for such Line Item and not previously disbursed plus any Reserve Funds to the extent such Reserve Funds are available hereunder for the payment of such Line Item.  From time to time and at any time during the Construction Period, Lender shall have the right, but not the obligation, to notify Borrower that it has determined a Shortfall exists as to any one or more Line Items. If Lender at any time shall so notify Borrower, Borrower shall, at its option within five (5) days of Lender’s notification as aforesaid, either: (i) deposit with Lender an amount equal to such Shortfall, which Lender disburse to Borrower to the satisfaction of the costs of such Line Item prior to advancing any further Loan proceeds on account of such costs; (ii) post an irrevocable standby Letter of Credit in the amount of such Shortfall, in favor of Lender; (iii) to the extent permitted under Sections 2.1.7 hereof and 5.1.33 of the Building Loan Agreement, and following the satisfaction of the Initial Advance Conditions allocate the Contingency Reserve, with respect to the Line Item(s) in question, to the Shortfall, and provided, further that the amount of the remaining Contingency Reserve for such Line Item(s) (following the allocation to the Shortfall) is sufficient for such Line Item(s), as determined by Lender in its sole discretion; and (iv) to the extent permitted under Section 5.1.33 of the Building Loan Agreement, and then only following the satisfaction of the Initial Advance Conditions, reallocate cost savings from the Development Budget in respect of the Loan (or other reallocations which are approved by Lender, in its sole discretion) in accordance with the terms of this Agreement, but only to the extent such cost savings can be allocated to the related Line Items.  Borrower hereby agrees that Lender shall have a lien on and security interest in, for the benefit of Lender, any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid costs as approved by Lender.  Lender shall have no obligation to make any further Advances of proceeds of the Loan as to any Line Item until the sums required to be deposited pursuant to clause (i) above as to such Line Item have been exhausted, or until Borrower has posted an irrevocable standby Letter of Credit pursuant to clause (iii) above, as the case may be, and, in any such case, the Loan is back “in balance”.  Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Lender reasonably determines that the amount thereof is more than the excess, if any, of the remaining Project-Related Costs over the undisbursed balance of the Loan, provided, however, that should an Event of Default occur, Lender, in its sole discretion, may apply such amounts either to the remaining Project-Related Costs or to the immediate reduction of outstanding principal and/or interest under the Note.

2.1.11             Quality of Work.  No Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured, as confirmed by the report of the Construction Consultant, but Lender may disburse all or part of any Advance before the sum shall become due if Lender believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

2.1.12             Required Equity Funds.  All Required Equity Funds shall be contributed (i.e., expended by Borrower and invested by Borrower in the Property, for Project Related Costs set forth on the approved Development Budget) before the Closing Date.

2.1.13             Trust Fund.  Pursuant to Section 13 of the New York Lien Law, Borrower shall receive the Advances hereunder and shall hold the right to receive the Advances as a trust fund to be applied first for the purpose of paying the Costs of the Improvements and shall apply the Advances first to the payment of the Cost of the Improvements on the Property before using any part of the total of the same for any other purpose.

2.1.14             Final Project Report and Development Budget.  The provisions of Section 2.1.14 of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein.

2.1.15             Miscellaneous.

(a)           The making of an Advance by Lender shall not constitute Lender’s approval or acceptance of the construction theretofore completed.  Lender’s inspection and approval of the Plans and Specifications, the construction of the Project Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on Lender, the sole obligation of Lender as the result of such inspection and approval being to make the Advances if and to the extent, required by this Agreement.

(b)           ALL POTENTIAL LIENORS ARE HEREBY CAUTIONED TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER.  NO POTENTIAL LIENOR SHOULD EXPECT LENDER TO MAKE ADVANCES OF THE LOAN IN AMOUNTS AND AT TIMES SUCH THAT IT WILL NOT BE NECESSARY FOR EACH SUCH POTENTIAL LIENOR TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER.  MOREOVER, ALL POTENTIAL LIENORS ARE REMINDED THAT SUBDIVISION (3) OF SECTION 13 OF THE NEW YORK LIEN LAW PROVIDES THAT “NOTHING IN THIS SUBDIVISION SHALL BE CONSIDERED AS IMPOSING UPON THE LENDER ANY OBLIGATION TO SEE THE PROPER APPLICATION OF SUCH ADVANCES BY THE OWNER,” AND LENDER DOES NOT IMPOSE SUCH AN OBLIGATION ON ITSELF.

Section 2.2                      Interest Rate.

2.2.1             Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date to but excluding the Maturity Date at the Interest Rate calculated as set forth in Section 2.2.2 below.

2.2.2             Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance.

2.2.3             Default Rate . In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4             Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3                      Loan Payment.

2.3.1             Monthly Debt Service Payments.  Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from and including the Closing Date up to and including December 31, 2007, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof, and (b) on each Payment Date commencing on the Payment Date occurring in February, 2008, and thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to interest due for the related Interest Period at the Interest Rate, for such related Interest Period and then to the principal amount of the Loan due in accordance with this Agreement, and lastly, to any other amounts due and unpaid pursuant to the Loan Documents hereto.  Borrower and Lender acknowledge and agree that, on the 15th calendar day of the month preceding each Payment Date during the Construction Term: (a) if and to the extent undrawn funds remain available for Advance under the Project Loan from the Interest Reserve Line Item of the Project Loan Budget, and provided that that no Event of Default or monetary Default then exists under any of the Loan Documents or would occur as a result of such Advance, the Monthly Debt Service Amount then due and owing shall be advanced by Lender by a Advance under Interest Reserve Line Item of the Project Loan Budget; and (b) if no amount remains available under the Interest Reserve Line Item but and to the extent Interest Reserve Funds are on deposit in the Interest Reserve Account,  and no Event of Default or monetary Default then exists under any of the Loan Documents, the Monthly Debt Service Payment Amount then due and payable shall be paid by application of funds from the Interest Reserve Account.  Borrower and Lender acknowledge and agree that Lender may automatically make an Advance or apply Interest Reserve Funds on deposit in the Interest Reserve Account on each Payment Date occurring during the Construction Term, in either instance, in accordance with this Section 2.3.1, without the need for Borrower to submit a Draw Request or otherwise request such an Advance or application.

2.3.2             Payments Generally

(b) .  The first Interest Period hereunder shall commence on and include the Closing Date and shall end on and include December 31, 2007.  Thereafter each Interest Period shall commence on the first (1st) day of each calendar month during the term of this Agreement and shall end on and include the final calendar date of such calendar month.  For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.  All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3             Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4             Late Payment Charge .  If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.5             Method and Place of Payment .  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4                      Prepayments .

2.4.1             Voluntary Prepayments.  Except as otherwise provided in this Section 2.4.1 and  Section 2.4.2, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.  If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment. Notwithstanding anything to the contrary contained herein, commencing after the Payment Date three (3) months prior to the Maturity Date (the "Open Period Date"), or on any Payment Date thereafter (or on any date thereafter, provided that interest is paid through the next Payment Date), Borrower may, at its option, prepay the Debt in whole, but not in part, without payment of the Yield Maintenance Premium.

2.4.2             Mandatory Prepayments.  On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 of the Building Loan Agreement, Borrower shall prepay or authorize Lender to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest through the end of the related Interest Period and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion.  Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

2.4.3             Prepayments After Default.  If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium.

2.4.4           Prepayment Prior to Defeasance Expiration Date. If the Permitted Release Date has occurred but the Defeasance Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a “Prepayment Date”) provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium.  Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.  If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date.  Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.  If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

2.4.5           Application of Prepayments to Components.  Any prepayment of the principal of the Loan, in whole or in part, voluntary or involuntary, shall be applied (a) first, to the reduction of the outstanding principal balance of the Project Loan until reduced to zero, and (b) second, to the reduction of the outstanding principal balance of the Building Loan until reduced to zero.  Subsequent to any Event of Default, any payment of principal from whatever source may be applied by Lender between the various components of the Loan in Lender’s sole discretion.

Section 2.5                      Defeasance.

2.5.1             Voluntary Defeasance(a)  Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Defeasance Expiration Date and prior to the date voluntary prepayments are permitted under Section 2.4.1 hereof to voluntarily defease all, but not part, of the Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i)           Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event is to occur;

(ii)           Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date.  If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the Payment Date immediately preceding the next Payment Date, provided, however, if the Defeasance Deposit shall include short-term interest computed from the date of such prepayment through to the next succeeding Payment Date, Borrower shall not be required to pay such short term interest pursuant to this sentence;

(iii)           Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

(iv)           Borrower shall use the Defeasance Deposit to purchase U.S. Obligations in accordance with Section 2.5.1(b) below;

(v)           Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the “Security Agreement”);

(vi)           Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(vii)           Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding.  If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

(viii)        Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

(ix)           Borrower shall deliver a certificate of Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x)            Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi)           Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees.

(b)           In connection with the Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to the scheduled payments due on such Payment Dates under this Agreement and the Note (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Payment Dates) and assuming the Note is prepaid in full on the Open Period Date (the “Scheduled Defeasance Payments”).  Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Clearing Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note.  Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower’s other obligations under this Section 2.5 and Section 2.6 shall be remitted to Borrower.

2.5.2             Collateral.  Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

2.5.3             Successor Borrower.  In connection with any Defeasance Event, Borrower shall establish a successor entity (the “Successor Borrower”), which shall be a Special Purpose Entity, which shall not own any other assets or have any other liabilities or operate other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan).  Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations to such Successor Borrower.  Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents.  Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement.  Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorneys’ fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

Section 2.6                      Release of Property.  Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

2.6.1             Release of Property.

(a)           If Borrower has elected to defease the Loan and the requirements of Section 2.5 and this Section 2.6 have been satisfied, all of the Property shall be released from the Lien of the Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

(b)           In connection with the release of the Mortgage, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

2.6.2             Release on Payment in Full.  Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on the Property.

Section 2.7                      Clearing Account/Cash Management.  The provisions of Section 2.7 of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein

Section 2.8                      Intentionally Omitted.

Section 2.9                      Payments Not Conditional.  All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.10                      Initial AdvanceThe obligation of Lender to make the initial Advance of the Project  Loan (the “Initial Advance”) shall be subject to the following conditions precedent (collectively, the “Initial Advance Conditions”) on or prior to the Required Initial Advance Date, all of which conditions precedent must be satisfied prior to Lender making any such Initial Advance:

2.10.1             Prior Conditions Satisfied.  All conditions precedent to closing shall continue to be satisfied as of the date of the Initial Advance (in the same manner in which they were satisfied for the closing without reimposing any one-time condition).

2.10.2             Performance; No Default.  Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such Initial Advance, and on the date of such Initial Advance there shall exist no Default or Event of Default.

2.10.3             Representations and Warranties.  The representations and warranties made by Borrower or Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of the Initial Advance.

2.10.4             No Damage.  The Project Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Lender shall be satisfied that sufficient insurance proceeds will be available in the reasonable judgment of Lender to effect the satisfactory restoration of the Project Improvements and to permit the Completion of the Improvements prior to the Required Completion Date.

2.10.5             Deliveries.  Lender shall have received:

(a)           Draw Request.  A Draw Request complying with the requirements hereof;

(b)           Intentionally Omitted;

(c)           Title Insurance Policy.  A Title Insurance Policy for the full amount of the Loan, which includes a pending disbursement clause to increase the coverage of the Title Insurance Policy by the amount of the any Advance, insuring the lien of the Mortgage subject to no liens or encumbrances other than the Permitted Encumbrances;

(d)           Lien Waivers.  Duly executed lien waivers, which shall be conditional lien waivers or unconditional lien waivers, as determined by Lender in its sole discretion, and otherwise substantially in the form set forth in Exhibit J to the Building Loan Agreement from the General Contractor and all Contractors and Subcontractors who have performed work, for the work so performed, and/or who have supplied labor and/or materials, for the labor and/or materials so supplied, except for such work or labor and/or materials for which payment thereof is requested, as to which duly executed lien waivers shall be delivered to Lender with the next request for an Advance;

(e)           Ratios.  Evidence satisfactory to Lender that following the Initial Advance, the Loan-to-Cost Ratio shall be no greater than 75%.

(f)           Evidence of Sufficiency of Funds.  Evidence satisfactory to Lender that the proceeds of the Loan plus the Required Equity Funds will be sufficient to cover all Project-Related Costs reasonably anticipated to be incurred and to satisfy the Obligations of Borrower to Lender and under this Agreement and the other Loan Documents;

(g)           Anticipated Costs Report.  An Anticipated Costs Report; and

(h)           Other Documents.  Such other documents and certificates as Lender or its counsel may reasonably require.

2.10.6             Initial Building Loan Advance.  All conditions to the initial advance of the Building Loan set forth in Section 2.10 of the Building Loan Agreement shall have been satisfied.

2.10.7             Rate Lock Agreement .  Simultaneously with the Initial Advance, Lender shall return to Borrower, a pro-rata portion of the deposit held by Lender pursuant to the Rate Lock Agreement in such proportion as the amount of the Initial Advance bears to the Total Loan Amount.

2.10.8             Initial Reserve DepositsBorrower shall have deposited the Initial Tax and Insurance Escrow Deposit and the Initial Interest Reserve Deposit with Lender. The Initial Tax and Insurance Escrow Deposit and the Initial Interest Reserve Deposit shall be funded on the date of the Initial Advance with a portion of the Initial Advance under the Project Loan.

2.10.9             Satisfaction of Initial Advance Conditions.  Borrower acknowledge that certain Initial Advance Conditions, including, without limitation, [SUBJECT TO REVIEW BY LENDER] [(i) delivery to and approval by Lender of final Plans and Specifications, (ii) delivery to and approval by Lender of the final Development Budget, Building Loan Budget, and Project Loan Budget, (iii) delivery to Lender of all permits required for the demolition of  the existing improvements on the Property, (iv) delivery to Lender of evidence that Borrower maintains the Policies required under this Agreement, and (v) delivery to Lender of Borrower's Requisition and all required accompanying documents with respect to the Initial Advance in accordance with Section 2.14.1 of this Agreement (the "Unsatisfied Initial Advance Conditions")].  Borrower covenants and agrees that, prior to the Required Initial Advance Date, time being of the essence, it shall cause all of the Initial Advance Conditions, including, without limitation, the Unsatisfied Initial Advance Conditions, to be satisfied.  Borrower shall not perform any work at the Property, including, without limitation, any demolition of the existing improvements, until all of the Initial Advance Conditions have been satisfied.  Borrower’s failure to satisfy, or cause the satisfaction of, any of the Initial Advance Conditions on or prior to the Required Initial Advance Date shall, at Lender’s election, constitute an Event of Default.  In addition to any and all other remedies that may be available to Lender hereunder, under the other Loan Documents, at law or in equity, upon the occurrence of an Event of Default resulting from the failure of any Initial Advance Condition to have been satisfied, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, with full power of substitution to complete or undertake such steps as may be necessary, in Lender’s sole determination, to satisfy the Initial Advance Condition in  the name of Borrower.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.  Borrower empowers said attorney-in-fact as follows: (i) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iii) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of such Initial Advance Conditions, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the Project; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement and the other Loan Documents.  In addition, upon such Event of Default,. Lender shall have the right to unwind any interest rate hedge entered into by Lender and apply any deposits or other amounts held by Lender pursuant to the Rate Lock Agreement to costs and expenses incurred by Lender under this Agreement, the Rate Lock Agreement or any of the other Loan Documents.

2.10.10             Government Approvals.  Borrower shall have delivered to Lender evidence satisfactory to Lender that all Governmental Approvals necessary for the demolition of the existing improvements as contemplated by the Plans and Specifications, have been obtained and are in full force and effect.

Section 2.11                      Project Loan Advances.  The obligation of Lender to make the Advances of the Project Loan after the Initial Advance shall be subject to the following conditions precedent, all of which conditions precedent must be satisfied prior to Lender making any such Advance:

2.11.1             Prior Conditions Satisfied.  All conditions precedent to any prior Advance (in the same manner in which they were satisfied for the Initial Advance or prior Advance, as applicable, and without reimposing any one-time requirement) shall continue to be satisfied as of the date of such subsequent Advance.

2.11.2             Performance; No Default.  Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such Advance, and on the date of such Advance there shall exist no Default or Event of Default or Shortfall.

2.11.3             Representations and Warranties.  The representations and warranties made by Borrower and Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance.

2.11.4             No Damage.  The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Lender shall have received insurance proceeds sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the Completion of the Improvements prior to the Required Completion Date.

2.11.5             Deliveries.  The following items or documents shall have been delivered to Lender:

(a)           Anticipated Costs Report.  An Anticipated Costs Report in the form set forth in Exhibit I to the Building Loan Agreement executed by the General Contractor which sets forth the anticipated costs to complete construction of the Project Improvements, after giving effect to costs incurred during the previous month and any anticipated change orders;

(b)           Endorsement to Title Insurance Policy.  A “datedown” endorsement to Lender’s title insurance policy as described in the form set forth in Exhibit C to the Building Loan Agreement which continuation or endorsement shall increase the coverage of the Title Insurance Policy by the amount of the Advance through the pending disbursement clause (but not the overall policy amount which shall be for the full amount of the Loan), amend the effective date of the Title Insurance Policy to the date of such Advance, continue to insure the lien of the Mortgage subject to no liens or encumbrances other than the Permitted Encumbrances and which shall state that since the last disbursement of the Loan there have been no changes in the state of title to the Property (other than Permitted Encumbrances) and that there are no additional survey exceptions not previously approved by Lender;

(c)           Evidence of Sufficiency of Funds.  Evidence satisfactory to Lender that the proceeds of the Loan plus the Required Equity Funds will be sufficient to cover all Project-Related Costs reasonably anticipated to be incurred and to satisfy the Obligations of Borrower to Lender and under this Agreement and the other Loan Documents.

(d)           Draw Request. A Draw Request complying with the provisions of this Agreement which shall constitute Borrower’s representation and warranty to Lender that:  (a) any completed construction is substantially in accordance with the Plans and Specifications, (b) all costs for the payment of which Lender have previously advanced funds have in fact been paid, (c) all the representations and warranties contained in Article IV of this Agreement continue to be true and correct in all material respects, (d) no Event of Default shall have occurred and be continuing hereunder, and (e) Borrower continues to be in compliance in all respects with all of the other terms, covenants and conditions contained in this Agreement.

(e)           Affirmation of Payment.  General Contractor’s Affirmation of Payment (AIA Form G706) in the form attached as Exhibit E to the Building Loan Agreement.

(f)           Other Documents.  Such other documents and certificates as Lender or its counsel may reasonably require.

2.11.6             Construction Consultant Certificate.  Each draw request relating to Hard Costs shall be accompanied by a certificate or report of the Construction Consultant to Lender based upon a site observation of the Property made by the Construction Consultant not more than thirty (30) days prior to the date of such draw, in which the Construction Consultant shall in substance:  (i) verify that the portion of the Project Improvements completed as of the date of such site observation has been completed substantially in accordance with the Plans and Specifications; and (ii) state its estimate of (1) the percentages of the construction of the Project Improvements completed as of the date of such site observation on the basis of work in place as part of the Project Improvements and the Building Loan Budget, (2) the Hard Costs actually incurred for work in place as part of the Improvements as of the date of such site observation, (3) the sum necessary to complete construction of the Project Improvements in accordance with the Plans and Specifications, and (4) the amount of time from the date of such inspection that will be required to achieve Completion of the Improvements.

2.11.7             Intentionally Omitted.

2.11.8             Certification Regarding Chattels.  Lender shall have received a certification from the Title Company or other service satisfactory to Lender or counsel satisfactory to Lender (which shall be updated from time to time at Borrower’s expense upon request by Lender in connection with future Advances) that a search of the public records disclosed no significant or material changes since the Closing Date including no judgment or tax liens affecting Borrower or Guarantor, the Property or the Personal Property, and no conditional sales contracts, chattel mortgages, leases of personalty, financing statements (other than those in favor of Lender) or title retention agreements which affect the Property.

2.11.9             Lien Waivers.  Borrower shall have delivered duly executed lien waivers, which shall be conditional lien waivers or unconditional lien waivers, as applicable, and otherwise substantially in the form set forth as Exhibit J to the Building Loan Agreement, from the General Contractor, all Major Contractors and Major Subcontractors for all work performed, and all labor or material supplied for which payment thereof has been made prior to the date of the Advance.

2.11.10          Construction Consultant Approval.  Lender has received advice from the Construction Consultant, satisfactory to Lender, as to Construction Consultant’s determination, acting seasonably, based on on-site inspections of the Improvements and the data submitted to and reviewed by it as part of Borrower’s Requisition of the value of the labor and materials in place, that the construction of the Project Improvements is proceeding satisfactorily and according to schedule and that the work on account of which the Advance is sought has been completed in a good and workmanlike manner to such Construction Consultant’s satisfaction and substantially in accordance with the Plans and Specifications.

2.11.11          Ratios.  Following such Advance (and any Building Loan Advance being made on such date), the Loan-to-Cost Ratio shall be no greater than 75%.

2.11.12          Administration Fee.  Borrower shall have paid the Administration Fee in accordance with the provisions of the Administration Fee Agreement.

2.11.13          Required Equity Funds.  Borrower shall furnish Lender with evidence in form and content satisfactory to Lender that, as of the date of each Advance,  Borrower has invested Cash equity in an amount equal to or greater than (a) $5,356,660.00 or (b) 25% of the Total Project Costs or (c) the difference between the Development Budget and the maximum Loan amount of $16,150,000.00 for approved Project-Related Costs (the “Required Equity Funds”).  Notwithstanding the foregoing, if the Borrower realizes cost savings from the development of the Project, either in the form of Hard Costs or Soft Costs, Advances may be advanced to Borrower provided that (i) the Borrower would not have less than $5,356,660.00 of cash equity in the Project through such Advance and (ii) the Debt Service Coverage Ratio shall be equal to or greater than 1.70 to 1.0 assuming a fully advanced Loan using a debt service constant of 7.50%, (iii) the Debt Service Coverage Ratio shall be equal to or greater than 1.20 to 1.0 assuming a fully advanced Loan using a debt service constant of 10.65%, and (iv) the loan-to-value ratio for the Property is greater than 75% assuming a fully advanced Loan.  If Borrower is in non-compliance solely with respect to condition (i) above, at Borrower's option, either (A) any excess cost savings (funds in excess of the amount so that the Required Equity Funds shall continue to be satisfied) shall be deposited as follows: (1) 100% into the Replacement Reserve Account, or (2) at Lender's discretion, into any other Reserves required by Lender pursuant to this Agreement, or (B) Borrower shall release Lender from its obligation to fund the remaining amounts of the Loan and Borrower and any guarantor under the Rate Lock Agreement pays for the breakage costs, if any, on the unfunded portion of the Loan payable pursuant to the Rate Lock Agreement.  If Borrower is in compliance with respect to condition (i) above but is not in compliance with conditions (ii), (iii) and (iv) above, any excess cost savings shall, at Borrower's option, (A) be held back by Lender as additional collateral for the Loan until satisfaction of each of the requirements are satisfied, or (B) be deposited as follows:  (1) 100% into the Replacement Reserve Account, or (2) at Lender's discretion, into any other Reserves required by Lender pursuant to this Agreement, or (C) Borrower shall release Lender from its obligation to fund the remaining amounts of the Loan and Borrower and any guarantor under the Rate Lock Agreement pays for the breakage costs, if any, on the unfunded portion of the Loan payable pursuant to the Rate Lock Agreement.

2.11.14          Rate Lock Agreement.  Simultaneously with each Construction Advance, Lender shall return to Borrower, a pro-rata portion of the deposit held by Lender pursuant to the Rate Lock Agreement in such proportion as the amount of the Construction Advance bears to the Total Loan Amount, provided, however, that in the event that any of the conditions of Section 2.11.13 are not satisfied, Lender shall have the right to apply the portion of the deposit under the Rate Lock Agreement to be returned to Borrower to satisfy the conditions of Section 2.11.13.

2.11.15          Government Approvals.  Lender shall not be required to make Construction Advances for any phase of the construction of the Project Improvements unless and until Borrower shall have delivered to Lender evidence satisfactory to Lender that all Governmental Approvals necessary for the construction of the phase of the Project Improvements to be constructed by Borrower as contemplated by the Plans and Specifications have been obtained and are in full force and effect, including, without limitation, the final approval of the Plans and Specifications by the City of New York for the Project Improvements and a building permit(s) covering the entire scope of work contemplated by the Project Improvements in accordance with the approved Plans and Specification “lawfully issued” to Borrower within the meaning of Section 11-31(a) of the Zoning Resolution of the City of New York (the “Zoning Resolution).

Section 2.12                      Final Advance.

2.12.1             Conditions to Release of Final Advance .  In addition to the conditions set forth in Section 2.10 and Section 2.11, above, Lender’s obligation to make the final Advance in the amount calculated pursuant to Section 2.12.2 of this Agreement (the “Final Advance”) shall be subject to receipt by Lender of the following:

(a)           Completion of Improvements. Evidence satisfactory to Lender and the Construction Consultant that the Completion of the Improvements has occurred.

(b)           Final Building Loan Advance.  All conditions to the Final Building Loan Advance have been satisfied and the Final Building Loan Advance shall have been made or will be made simultaneously therewith.

(c)           Lien Waivers.  Duly executed final lien waivers, which shall be conditional lien waivers or unconditional lien waivers, as determined by Lender in its sole discretion, and otherwise substantially in the form as Exhibit J to the Building Loan Agreement from the General Contractor and Major Contractors and Major Subcontractors who have performed work for the work so performed, and/or who have supplied labor and/or materials for the labor and/or materials so supplied.

(d)           “As-Built” Plans and Specifications.  A full and complete set of “as built” Plans and Specifications certified to by Borrower’s Architect.

(e)           Administration Fee.  Borrower shall have paid the Administration Fee in accordance with the provisions of the Administration Fee Agreement.

(f)           Certificates.  Completed AIA Form G704 (Certificate of Substantial Completion) and completed AIA Form G707 (Consent of Surety to Final Payments) shall have been executed and delivered by Borrower’s Architect, General Contractor and each surety issuing any of the Required Construction Bonds. .

(g)           Deposits to Reserves.  All deposits to the Reserve Funds required under the Building Loan Agreement have been made.

(h)           Other Documents.  Such documents, letters, affidavits, reports and assurances, as Lender, Lender’s counsel and the Construction Consultant may reasonably require.

(i)           Required Ratios at Completion. Lender shall have determined that, following the Final Advance (and taking into consideration the Final Building Loan Advance to be made simultaneously under the Building Loan) the Required Ratios at Completion have been satisfied, or Borrower shall have deposited with Lender Cash or a Letter of Credit to satisfy the Required Ratios at Completion in accordance with Section 2.12.2.

(j)           Tenant Estoppel Certificates.  Borrower shall have delivered to Lender estoppel certificates from all of the tenants at the Property in form and substance satisfactory to Lender.

(k)           Required Equity Funds.  Borrower shall furnish Lender with evidence in form and content satisfactory to Lender that, as of the date of the Final Advance, Borrower has invested Cash equity in an amount equal to or greater than the Required Equity Funds or has otherwise complied with the provisions of Section 2.11.13 with respect thereto.

(l)           Insolvency Opinion.  The issuance of and delivery to Lender of six (6) original counterparty Insolvency Opinions in the form attached hereto as Exhibit K to the Building Loan Agreement from Wachtel & Masyr, LLP or another law firm reasonably acceptable to Lender.

(m)           ICIP Eligibility. Evidence satisfactory to Lender that Borrower has obtained a Certificate of Eligibility under the Industrial and Commercial Incentive Program.

2.12.2             Amount of Final Advance.  Except as expressly provided for below, the amount of the Final Advance shall be equal to the sum of: (a) any Retainage not previously released and advanced to Borrower; plus (b) the amount of any Punch List and Deferred Maintenance Reserve Deposit not funded pursuant to the Building Loan Agreement; plus (c) the positive difference, if any, between, (i) the Building Loan Amount and (ii) all amounts previously Advanced under the Building Loan (including the amounts described in clauses (a) and (b) of the sentence). The portion of the Final Advance described in clause (c) of the foregoing sentence is referred to herein as the “Project Loan Earn Out Advance” and the corresponding portion of the Final Building Loan Advance is referred to herein as the “Building Loan Earn Out Advance” and together with the Project Loan Earn Out Advance, the “Earn Out Advances”.  Notwithstanding anything to the contrary provided for herein, the Earn Out Advances shall be reduced, pro rata, but not below $0.00, if and to the extent necessary for the Required Ratios at Completion to be achieved following the Final Advances.  In addition, if the Required Ratios at Completion cannot be achieved even if the Earn Out Advances are reduced to $0.00, Lender shall have the right, but not the obligation, to apply any deposits held by Lender pursuant to the Rate Lock Agreement and any Interest Reserve Funds to the payment of the Building Loan and the Project Loan in such order and priority as Lender shall determine in its sole discretion.  If the Required Ratios at Completion cannot be achieved even if the Earn Out Advances are reduced to $0.00 and the deposits, if any under the Rate Lock Agreement and the Interest Reserve Funds are applied to the payment of the Loan, Borrower shall deposit with Lender Cash or a Letter of Credit satisfactory to Lender in an amount equal to the amount which, if used to pay down the Loan, would result in Stabilized Loan-to-Value Ratio of 75%, and a Debt Service Coverage Ratio of 1.70 to 1.0, calculated based upon Lender’s determination on a pro-forma basis of Lender’s Stabilized Net Cash Flow for the 12 months immediately following and assuming a thirty (30) year amortization schedule based upon a debt service constant equal to the greater of  the actual debt service constant and 7.50%, and a Debt Service Coverage Ratio of 1.20 to 1.0, calculated based upon Lender’s determination on a pro-forma basis of Lender’s underwritten Net Operating Income for the 12 months immediately following and assuming a thirty (30) year amortization schedule based upon a debt service constant equal to the greater of the actual debt service constant and 10.65%.

2.12.3             Rate Lock Agreement.  Upon satisfaction of all of the conditions to the Final Advance set forth in Section 2.12.1, and subject to the provisions of Section 2.12.2, Lender shall return to Borrower, the remaining deposits, if any, held by Lender under the Rate Lock Agreement and not applied by Lender in accordance with the provisions of the Rate Lock Agreement and any Interest Reserve Funds held by Lender pursuant to the Building Loan Agreement.

Section 2.13                      No Reliance.  All conditions and requirements of this Agreement are for the sole benefit of Lender and no other person or party (including, without limitation, the Construction Consultant, the General Contractor and subcontractors (including, without limitation, Major Contractors and Major Subcontractors) and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower.  Lender shall have the right, in its sole and absolute discretion, to waive any such condition or requirement.

Section 2.14                      Method of Disbursement of Loan Proceeds.

2.14.1             Draw Request to Be Submitted to Lender.  At such time as Borrower shall desire to obtain an Advance, Borrower shall complete, execute and deliver to Lender a Borrower’s Requisition in the form attached as Exhibit L to the Building Loan Agreement.

(a)           Borrower’s Requisition shall be accompanied by a completed and itemized Application and Certificate for Payment (AIA Document No. G702) attached as Exhibit M to the Building Loan Agreement or similar form approved by Lender, containing the certification of the General Contractor or contractor or subcontractor to whom such payment is made, as applicable, and Borrower’s Architect as to the accuracy of same, together with invoices relating to all items of Hard Costs covered thereby and accompanied by a cost breakdown showing the cost of work on, and the cost of materials incorporated into, the Improvements to the date of the requisition.  The cost breakdown shall also show the percentage of completion of each line item on the Project Loan Budget, and the accuracy of the cost breakdown shall be certified by Borrower and by Borrower’s Architect.  All such applications for payment shall also show all contractors and subcontractors, including Major Contractors and Major Subcontractors, by name and trade, the total amount of each contract or subcontract, the amount theretofore paid to each subcontractor as of the date of such application, and the amount to be paid from the proceeds of the Advance to each contractor and subcontractor;

(b)           the completed construction will be reviewed by the Construction Consultant who will certify to Lender as to the value of completed construction, percentage of completion and compliance with Plans and Specifications;

(c)           lien waivers from each other Major Contractor and Major Subcontractors for work done and materials supplied by them which were paid for pursuant to any prior Draw Request;

(d)           a written request of Borrower for any necessary changes in the Plans and Specifications, the Project Loan Budget, the Disbursement Schedule or the Construction Schedule;

(e)           copies of all executed change orders, contracts and subcontracts, and, to the extent requested by Lender, of all inspection or test reports and other documents relating to the construction of the Project Improvements not previously delivered to Lender; and

(f)           such other information, documentation and certification as Lender shall reasonably request.

2.14.2             Procedure of Advances.

(a)           Each Draw Request shall be submitted to Lender and Construction Consultant at least ten (10) Business Days prior to the Requested Advance Date, and no more frequently than monthly.  Lender shall make the requested Advance on the Requested Advance Date so long as all conditions to such Advance are satisfied or waived.

(b)           Not later than 11:00 A.M. New York City time, on the Requested Advance Date, Lender shall make such Advance available to Borrower in accordance with the terms of this Section 2.14.

(c)           Each Advance (other than the Final Advance) shall be in an amount of not less than $250,000.00.

(d)           Each Advance shall be made on a Payment Date.

2.14.3             Funds Advanced.  Each Advance shall be made by Lender by wire transfer to such checking account of Borrower as specified to Lender in writing or as provided in Section 2.14.4 below.  All proceeds of all Advances shall be used by Borrower only for the purposes for which such Advances were made.  Borrower shall not commingle such funds with other funds of Borrower.

2.14.4             Direct Advances to Third Parties.  Lender may make, at Lender’s option, any or all Advances directly or through the Title Company to (i) any Contractor, as applicable, for construction expenses which shall theretofore have been approved by Lender and for which Borrower shall have failed to make payment after receipt by Borrower of such applicable Advance, (ii) Borrower’s Architect to pay its fees to the extent funds are allocated thereto in the Building Loan Budget if Borrower shall have failed to do so, (iii) the Construction Consultant to pay its fees, (iv) Lender’s counsel to pay its fees, (v) to pay (x) any installment of interest due under the Note, (y) any expenses incurred by Lender which are reimbursable by Borrower under the Loan Documents (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses and other fees and expenses incurred by Lender), provided that Borrower shall theretofore have received notice from Lender that such expenses have been incurred and Borrower shall have failed to reimburse Lender for said expenses beyond any grace periods provided for said reimbursement under the Note, this Agreement or any of the other Loan Documents, or (z) following the occurrence and continuation of an Event of Default, any other sums due to Lender under the Note, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof, and (vi) any other Person to whom Lender in good faith determines payment is due and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same.  The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan directly to any such Person or through the Title Company to such Persons in accordance with this Section 2.14.4 as amounts become due and payable to them hereunder and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same.  No further authorization from Borrower shall be necessary to warrant such direct Advances to such relevant Person, and all such Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made directly to Borrower.

2.14.5             One Advance Per Month.  Lender shall have no obligation to make Advances of the Loan more often than once in each calendar month except that Lender, in its sole discretion, shall have the right but not the obligation, to make additional advances per month for interest, fees and expenses due under the Loan Documents.

2.14.6             Advances Do Not Constitute a Waiver.  No Advance shall constitute a waiver of any of the conditions of Lender’s obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

2.14.7             Trust Fund Provisions.  All proceeds advanced hereunder shall be subject to the trust fund provisions of Section 13 of the Lien Law.  Nothing contained in this Agreement is intended to constitute a promise by Borrower, express or implied, or to create any obligation, express or implied, on the part of Borrower, to make an “improvement,” as such term is defined in the Lien Law of the State of New York, and no advance of proceeds of the Loan shall at any time be conditioned, directly or indirectly, upon the making of any such “improvement”.

2.14.8             Advances and Disbursements Under Completion Guaranty.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, Borrower hereby irrevocably and unconditionally authorizes Lender to make any disbursements of proceeds of the Loan or of any Reserve Funds held by Lender to Guarantor in accordance with the Guaranty of Completion.

Section 2.15                      Interest Advances.  Notwithstanding the requirements contained in Section 2.10, Section 2.11 and Section 2.12, and provided that no Event of Default shall have occurred, Lender shall make an Advance on each Payment Date during the Construction Term from the Interest Reserve Line Item, if and to the extent funds remain available under such line item, to pay interest then due under the Note.  Notwithstanding the foregoing, if and to the extent that funds are available in the Additional Interest Reserve Deposit, Lender shall first apply funds available in the Additional Interest Reserve Deposit to the payment of interest due, prior to making an Advance for such purpose.  Nothing contained in this Section 2.15 shall limit or derogate from Borrower’s absolute and unconditional obligation to pay interest due under the Note.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1                      Conditions Precedent to Closing.  The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the conditions precedent set forth in Section 3.1 of the Building Loan Agreement no later than the Closing Date.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1                      Borrower Representations. The representations and warranties of Borrower set forth in Section 4.1 of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein and remade by Borrower.

Section 4.2                      Survival of Representations.  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V.

BORROWER COVENANTS

Section 5.1                      Affirmative Covenants.  The affirmative covenants of Borrower set forth in Section 5.1 of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein and remade by Borrower.

Section 5.2                      Negative Covenants.  The negative covenants of Borrower set forth in Section 5.2 of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein and remade by Borrower.

ARTICLE VI.

INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1                      Insurance.  Borrower, at its sole cost and expense, shall obtain and maintain, or cause to be maintained, insurance policies necessary to satisfy the requirements of Section 6.1 of the Building Loan Agreement.

Section 6.2                      Casualty and Condemnation. Section 6.2 of the Building Loan Agreement is incorporated herein by reference as if fully set forth herein.

Section 6.3                      Application of Net Proceeds.  Section 6.3 of the Building Loan Agreement is incorporated herein by reference as if fully set forth herein.

ARTICLE VII.

RESERVE FUNDS

Section 7.1                      Reserve Funds.  Borrower shall establish such accounts and make such deposits as are required by Article VII of the Building Loan Agreement.  The provisions of Article VII of the Building Loan Agreement are incorporated herein by reference as if fully set forth herein.

Section 7.2                      Other Loan Documents.  Borrower’s obligations under this Article VII shall be suspended for so long as sufficient amounts are on deposit and reserved as required by the Building Loan Agreement.

Section 7.3                      Reserve Funds, Generally.  Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.  Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.  The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender.  Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower.  Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds.  Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established.  Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE VIII.

DEFAULTS

Section 8.1                      Event of Default.  (a)  Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)           if any portion of the Debt is not paid within five (5) days of the date when due (except that Borrower shall not be afforded such 5-day cure period for the portion of the Debt due and payable on the Maturity Date);

(ii)           if any of the Taxes (other than Taxes being contested pursuant to Section 5.1.2 of this Agreement) are not paid when the same are due and payable or Other Charges are not paid within five (5) days after Borrower receives notice of same;

(iii)           if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

(iv)           if Borrower Transfers or otherwise encumbers any portion of the Property without Lender’s prior written consent in violation of the provisions of this Agreement or the Mortgage;

(v)           if any material representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)           if Borrower, Mezzanine Borrower, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

(vii)           if a receiver, liquidator or trustee shall be appointed for Borrower, Mezzanine Borrower, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Mezzanine Borrower, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mezzanine Borrower, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mezzanine Borrower, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mezzanine Borrower, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)         if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)           if Borrower breaches any covenant contained in Section 4.1.30;

(x)           with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi)           if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xii)           if Borrower fails to pay the Administration Fee, or any portion or installment thereof, within five (5) days of the date when due;

(xiii)         If Borrower fails to deposit with Lender the cash deposit or Letter of Credit required in accordance with Section 2.12.2 hereof;

(xiv)         if Borrower fails to materially comply with the Construction Schedule;

(xv)          if the Completion of the Improvements has not occurred on or prior to the Required Completion Date, subject to Force Majeure or if Lender or the Construction Consultant determines that Completion of the Improvements cannot occur on or prior to the Required Completion Date;

(xvi)         if any voucher or invoice is fraudulently submitted by Borrower or in connection with any Advance for services performed or for materials used in or furnished for the Property;

(xvii)        if there is any cessation at any time in construction of the Project Improvements for more than twenty (20) consecutive Business Days, other than as a result of Force Majeure;

(xviii)       if Borrower expressly confesses in writing to Lender its inability to continue or complete construction of the Project Improvements in accordance with this Agreement;

(xix)          if Lender, the Construction Consultant or their representatives are not permitted at all reasonable times upon not less than three (3) Business Days notice to enter upon the Property, inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine all the Plans and Specifications, or if Borrower shall fail to furnish to Lender or its authorized representative, when requested upon not less than five (5) Business Days notice, copies of the Plans and Specifications;

(xx)           if a material adverse change in Borrower’s financial condition shall occur which would, in Lender’s reasonable determination, materially and adversely affect Borrower’s ability to perform its obligations under this Agreement or any other document evidencing or securing the Loan beyond any applicable notice and grace periods expressly set forth in the Loan Documents;

(xxi)          if the conditions precedent to the Final Advance have not been satisfied on or prior to the Required Completion Date;

(xxii)         If the Guarantor fails to maintain the Required Liquidity and the Required Net Worth covenants specified in the Guaranty of Completion or if the Guarantor shall default under the Guaranty of Completion or the Guaranty of Recourse Carveouts;

(xxiii)        if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xxiv)        if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, in either case for three (3) Business Days after notice to Borrower from Lender;

(xxv)         if an Event of Default (as defined in the Building Loan Agreement) shall have occurred;

(xxvi)        if there shall be default by Borrower or Guarantor under any of the other Loan Documents, beyond applicable cure periods, if any, contained in such documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such other default, event or condition is to accelerate the maturity of all or any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxvii)       if Guarantor shall dissolve or cease to exist during the term of the Loan, except in compliance with the provisions of Section 5.2.15 of the Building Loan Agreement;

(xxviii)      if all of the Initial Advance Conditions, including, without limitation, the Unsatisfied Initial Advance Conditions, are not satisfied by the Required Initial Advance Date; or

(xxix)         if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxviii) above, for twenty (20) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

(b)           Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2                      Remedies.

(a)           Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)           With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt.  In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c)           Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.  Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3                      Remedies Cumulative; Waivers.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX.

SPECIAL PROVISIONS

Article 9 of the Building Loan Agreement is incorporated herein by reference as if fully set forth herein.

ARTICLE X.

MISCELLANEOUS

Section 10.1                      Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2                      Lender’s Discretion.  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3                      Governing Law.

(A)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, New York 10001

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4                      Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5                      Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6                      Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	Bear Stearns Commercial Mortgage, Inc.
383 Madison Avenue
New York, New York 10179
Attention: J. Christopher Hoeffel
Facsimile No.: (212) 272-7047

with a copy to:	Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: Paul A. Keenan, Esq.
Facsimile No.: (212) 808-7897

If to Borrower:	Acadia Atlantic Avenue LLC
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters, Esq., General Counsel
Facsimile No.: (914) 288-2162

If to MERS:	MERS Commercial
P.O. Box 2300
Flint, Michigan 48501-2300

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7                      Trial by Jury.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8                      Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9                      Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10                   Preferences.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11                    Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12                    Remedies of Borrower.  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13                    Expenses; Indemnity.  (1)  Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.  Any cost and expenses due and payable to Lender may be paid from any amounts in the Clearing Account or Cash Management Account, as applicable.

(a)           Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(b)           Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14                    Schedules and Exhibits Incorporated.  The Schedules and Exhibits annexed to the Building Loan Agreement are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15                    Offsets, Counterclaims and Defenses.  Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16                    No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)           Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)           This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17                    Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, BSCMI, or any of their Affiliates shall be subject to the prior written approval of Lender.

Section 10.18                    Waiver of Marshalling of Assets.  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19                    Waiver of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20                   Identical Obligations; Conflict; Construction of Documents; Reliance.  To the extent that Borrower has identical obligations under this Agreement and under any of the other Loan Agreements, performance by Borrower of such obligations under this Agreement or any of the other Loan Agreements shall be deemed performance by Borrower, as applicable, under all such Loan Agreements and hereunder of such obligations.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21                   Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22                   Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated June 28, 2007 between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23                    Joint and Several Liability.  If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

Section 10.24                    Certain Additional Rights of Lender (VCOC).  Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)           the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b)           the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)           the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property and/or construction of the Project Improvements).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25                    MERS.  Mortgage Electronic Registration Systems, Inc., a Delaware corporation (“MERS”), serves as mortgagee of record and secured party solely as nominee, in an administrative capacity, for Lender and only holds legal title to the interests granted, assigned, and transferred in the Mortgage and the Assignments of Leases.  MERS shall at all times comply with the instructions of Lender.  If necessary to comply with law or custom, MERS (for the benefit of Lender) may be directed by Lender to exercise any or all of those interests, including without limitation, the right to foreclose and sell the Property, and take any action required of Lender, including without limitation, a release, discharge or reconveyance of the Mortgage.  Subject to the foregoing, all references in the Loan Documents to “Mortgagee” shall include Lender and its successors and assigns.  The relationship of Mortgagor and Lender under the Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender (the role of MERS thereunder being solely that of nominee as set forth above and not that of a lender); and Mortgagee neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to the Property.

[SIGNATURE PAGE TO PROJECT LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER

ACADIA ATLANTIC AVENUE LLC,
a Delaware limited liability company

By: /s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

LENDER

BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By: /s/ Joseph E. Geoghan
Name: Joseph E. Geoghan
Title: Authorized Signatory Managing Director